                                                                     Exhibit 4.2





      THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF, UNLESS REGISTERED PURSUANT TO THE PROVISIONS OF THE SECURITIES ACT AND THE SECURITIES LAWS OF ANY APPLICABLE STATES OR AN OPINION OF COUNSEL IS OBTAINED STATING THAT SUCH DISPOSITION IS IN COMPLIANCE WITH AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.


NO. _____
                                                      WARRANT TO PURCHASE
                                                      _________ SHARES OF
                                                      COMMON STOCK



                               WARRANT TO PURCHASE
                                  COMMON STOCK
                                       OF
                             CRAGAR INDUSTRIES, INC.


      This certifies that, for value received, _______________________________, or its registered assigns (collectively, the "Holder"), is entitled to purchase from Cragar Industries, Inc., a Delaware corporation (the "Company"), subject to the terms and conditions set forth below, at any time on or after 9:00 A.M., Eastern time, on the Issue Date (as defined below) of this Warrant, and before 5:00 P.M., Eastern time, on the Expiration Date (as defined below), the number of fully paid and nonassessable shares of common stock, $.01 par value, of the Company ("Common Stock") stated above at the Purchase Price (as defined below). The Purchase Price and the number of shares purchasable hereunder are subject to adjustment as provided below.


                                    ARTICLE I

                                   DEFINITIONS

      SECTION 1.1

            (a) The term "Business Day" as used in this Warrant means a day other than a Saturday, Sunday or other day on which national banking associations whose principal offices are located in the State of Delaware are authorized by law to remain closed.

            (b) The term "Certificate of Designation" as used in this Warrant means the Certificate of Designation attached as Exhibit [ ] to the Series A Convertible Preferred Stock Purchase Agreement dated ________________, 199_, between the Company and the Purchasers (as defined in said Agreement).

            (c) The term "Expiration Date" as used in this Warrant means the date of expiration of the thirty-six (36) month period immediately after the Issue Date (as defined below), or, if that day is not a Business Day, as defined above, on the next following Business Day.

            (d) The term "Issue Date" as used in this Warrant means the date of issuance of this Warrant.

            (e) The term "Purchase Price" as used in this Warrant means 120% of the Series A Fixed Price (as determined in the Certificate of Designation, as adjusted from time to time pursuant to such Certificate of Designation) per Warrant Share (as defined below), as may be adjusted pursuant to the terms of
Article III hereof.

            (f) The term "Warrant" as used in this Warrant means this Warrant and Warrants of like tenor to purchase up to _______________ Warrant Shares (as defined below).

            (g) The term "Warrant Shares" as used in this Warrant means the shares of Common Stock or other securities issuable upon exercise of the Warrants.


                                   ARTICLE II

                        DURATION AND EXERCISE OF WARRANT


      SECTION 2.1 This Warrant may be exercised at any time after 9:00 A.M., Eastern time on the Issue Date, and before 5:00 P.M., Eastern time, on the Expiration Date.

      SECTION 2.2 (a) The Holder may exercise this Warrant in whole or in part (but not in denominations of fewer than 5,000 Warrant Shares except upon an exercise of the Warrant with respect to the remaining balance of Warrant Shares purchasable hereunder at the time of exercise) by surrender of this Warrant, with the Purchase Form (attached hereto) duly executed, to the Company at its corporate office in Phoenix, Arizona, together with the applicable Purchase Price of each Warrant Share being purchased in lawful money of the United States, or by certified check or official bank check payable in United States dollars to the order of the Company, subject to compliance with all the other conditions set forth in this Warrant.

            (b) Upon receipt of this Warrant with the Purchase Form duly executed and accompanied by payment of the aggregate Purchase Price for the shares of Common Stock for which this Warrant is being exercised, the Company shall cause to be issued certificates for the total number of whole shares (as provided in Section 3.2 hereof) of Common Stock for which this Warrant is being exercised in such denominations as are required for delivery to the Holder, and the Company will promptly deliver those certificates to the Holder.

            (c) If the Holder exercises this Warrant with respect to fewer than all the shares of Common Stock that may be purchased by exercise of this Warrant, the Company will execute a new Warrant for the balance of the shares of Common Stock that may be purchased by exercise of this Warrant and deliver that new Warrant to the Holder.

            (d) The Company covenants and agrees that it will pay when due any and all taxes which may be payable in respect of the issue of this Warrant, or the issue of any Warrant Shares upon the exercise of this Warrant other than income or similar taxes of any kind imposed upon the Holder of this Warrant. The Company will not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance or delivery of this Warrant or of Warrant Shares in a name other than that of the Holder at the time of surrender, and until the payment of any such tax, the Company will not be required to transfer this Warrant or issue the Warrant Shares which are subject to the tax.


                                   ARTICLE III

                      ADJUSTMENT OF PURCHASE PRICE, NUMBER
                         OF SHARES OR NUMBER OF WARRANTS

      SECTION 3.1 The Purchase Price, the number and type of securities issuable on exercise of this Warrant and the number of Warrants outstanding are subject to adjustment from time to time as follows:

            (a) If the Company issues any shares of its Common Stock as a dividend on its Common Stock, the Purchase Price then in effect will be proportionately reduced at the opening of business on the day following the date fixed for the determination of shareholders entitled to receive the dividend or other distribution. For example, if the Company distributes one share of Common Stock as a dividend on each outstanding share of Common Stock the Purchase Price would be reduced by 50%. If the Company issues as a dividend on its Common Stock any securities which are convertible into, or exchangeable for, shares of its Common Stock, such dividend will be treated as a dividend of the Common Stock into which the securities may be converted, or for which they may be exchanged, and the Purchase Price shall be proportionately reduced.

            (b) If the outstanding shares of Common Stock are subdivided into a greater number of shares of Common Stock, then the Purchase Price will be proportionately reduced at the opening of business on the day following the day when the subdivision becomes effective, and if the outstanding shares of the Common Stock are combined into a smaller number of shares of Common Stock, the Purchase Price will be proportionately increased at the opening of business on the day following the day when the combination becomes effective.

            (c) If by reason of a merger, consolidation, reclassification or similar corporate event, the holders of the Common Stock receive securities or assets other than Common Stock, upon exercise of this Warrant after that corporate event, the Holder of this Warrant will be entitled to receive the securities or assets the Holder would have received if the Holder had exercised this Warrant immediately before the first such corporate event and not disposed of the securities or assets received as a result of that or any subsequent corporate event.

      SECTION 3.2 Upon each adjustment of the applicable Purchase Price pursuant to Section 3.1 hereof, this Warrant will after the adjustment evidence the right to purchase, at the adjusted Purchase Price, the number of shares (calculated to the nearest hundredth) obtained by (i) multiplying the number of shares issuable on exercise of this Warrant immediately prior to the adjustment by the Purchase Price in effect immediately prior to the adjustment and (ii) dividing the resulting product by the Purchase Price in effect immediately after the adjustment. However, the Company will not be required to issue a fractional share or to make any payment in lieu of issuing a fractional share.

      SECTION 3.3 Whenever the Purchase Price or the number of shares or type of securities issuable on exercise of this Warrant is adjusted as provided in this
Article III, the Company will compute the adjusted Purchase Price and the adjusted number of Warrant Shares and will prepare a certificate signed by its President or any Vice President, and by its Treasurer or Secretary setting forth the adjusted Purchase Price and the adjusted number of Warrant Shares and showing in reasonable detail the facts upon which the adjustments were based and mail a copy of that certificate to the Holder.

      SECTION 3.4 If at any time when this Warrant is outstanding the Company:

            (a) declares a dividend (or authorizes any other distribution) on its Common Stock payable otherwise than in cash out of its undistributed net income;

            (b) authorizes the granting to the holders of its Common Stock of rights to subscribe for or purchase any shares of its capital stock or assets;

            (c) authorizes a reclassification, split or combination of the Common Stock, or a consolidation or merger to which the Company is a party or a sale or transfer of all or substantially all the assets of the Company; or

            (d) authorizes a voluntary or involuntary dissolution, liquidation or winding up of the Company;

the Company will mail written notice of such action to the Holder at least 20 days prior to the record date, or other date, for determining the shareholders entitled to receive the dividend, distribution or rights, or the securities or other property deliverable as a result of such action.

      SECTION 3.5 The form of this Warrant need not be changed because of any change in the Purchase Price or in the number of Warrant Shares, and Warrants issued after that change may continue to describe the Purchase Price and the number of Warrant Shares which were described in this Warrant as initially issued.

      SECTION 3.6 Before taking any action which would cause an adjustment reducing the Purchase Price below the then par value, if any, of the Common Stock, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock at the adjusted Purchase Price.


                                   ARTICLE IV

                          OTHER PROVISIONS RELATING TO
                            RIGHTS OF WARRANT HOLDER

      SECTION 4.1 If this Warrant is duly exercised, the Holder will for all purposes be deemed to become the holder of record of the Warrant Shares as to which this Warrant is exercised on, and the certificate for such shares will be dated the date this Warrant is surrendered for exercise and the Purchase Price paid in accordance with Section 2.2 hereof, except that if that date is not a Business Day, the Holder will be deemed to become the record holder of the Warrant Shares on, and the certificate will be dated, the next succeeding Business Day. The Holder will not be entitled to any rights as a holder of the Warrant Shares, including the right to vote and to receive dividends, until the Holder becomes or is deemed to become the holder of such shares pursuant to the terms hereof.

      SECTION 4.2 (a) The Company covenants and agrees that it will at all times reserve and keep available for the exercise of this Warrant a sufficient number of authorized but unissued shares of Common Stock to permit the exercise in full of this Warrant.

            (b) Prior to the issuance of any shares of Common Stock upon exercise of this Warrant, the Company shall use its reasonable best efforts to cause those shares to be authorized for listing, to the extent not previously authorized for listing, on any securities exchange or trading system upon which the Common Stock is then listed.

            (c) The Company covenants that all shares of Common Stock issued upon exercise of this Warrant and against payment of the Purchase Price will be validly issued, fully paid and nonassessable.

      SECTION 4.3 Notices to the Holder relating to this Warrant will be effective on the earliest of actual receipt or the third business day after mailing by first class mail (which shall be certified or registered, return receipt requested), postage prepaid, addressed to the Warrant Holder at the address shown on the books of the Company.


                                    ARTICLE V

                           TREATMENT OF WARRANT HOLDER

      SECTION 5.1 Prior to presentation of this Warrant for registration of transfer, the Company may treat the Holder for all purposes as the owner of this Warrant and the Company will not be affected by any notice to the contrary.


                                   ARTICLE VI

                 COMBINATION, EXCHANGE AND TRANSFER OF WARRANTS

      SECTION 6.1 Any transfer permitted under this Warrant will be made by surrender of this Warrant to the Company at its principal office with the Form of Assignment (attached hereto) duly executed and funds sufficient to pay any transfer tax. In such event the Company will, without charge, execute and deliver a new Warrant to and in the name of the assignee named in the instrument of assignment and this Warrant will promptly be canceled, and if the assignor does not transfer all of its Warrants hereunder, the Company will execute and deliver a new Warrant to and in the name of the assignor representing the remaining Warrants held by the assignor.

      SECTION 6.2 This Warrant may be divided or combined with other Warrants which carry the same rights upon presentation of them at the principal office of the Company together with a written notice signed by the Holder, specifying the names and denominations in which new Warrants are to be issued.

      SECTION 6.3 Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of reasonably satisfactory indemnification, or, in the case of mutilation, upon surrender of the mutilated Warrant, the Company will execute and deliver a new Warrant bearing the same terms and date as the lost, stolen or destroyed Warrant, which will thereupon become void.

                                   ARTICLE VII

                      REGISTRATION UNDER THE SECURITIES ACT

      SECTION 7.1 The Company will file, as soon as practicable after the Issue Date, a shelf registration statement (the "Registration Statement") on Form S-3 or other applicable form covering the resale of the shares of Common Stock issuable upon exercise of the Warrant granted hereunder and thereafter shall use its best efforts to cause the Registration Statement to be declared effective as soon as practicable following such filing and to maintain such effectiveness for a period of two (2) years from the Issue Date; provided, however, that the Company shall have the right to suspend the sale of Common Stock underlying the Warrant pursuant to the Registration Statement, upon notice to the Holder, if
(i) in the opinion of counsel for the Company, the Company would thereby be required to disclose information not otherwise then required by law to be publicly disclosed and (ii) in the good faith judgment of the Board of Directors of the Company, such disclosure could adversely affect any material corporate development or business transaction contemplated by the Company. The Company shall use its best efforts to minimize the period of time of non-conversion of the Warrant Shares; provided, however, that the foregoing shall not require the Company to alter its actions with respect to such corporate development or business transaction. At the time of any sale of Common Stock underlying the Warrant, the Company will deliver a current prospectus under the Registration Statement to the Holder.

            The Company shall cooperate with the Holder in connection with the qualification of the Warrant Shares under the securities and Blue Sky laws of such jurisdictions as the Holder may request; provided, however, that neither the Company nor its subsidiaries shall be required in connection therewith to qualify as a foreign corporation where they are not now so qualified.

      SECTION 7.2 With respect to the Registration Statement, all fees, costs and expenses of and incidental to such registration shall be borne by the Company. Notwithstanding the foregoing, the fees and expenses of counsel and accountants for the Holder shall be borne by the Holder.

      SECTION 7.3 (a) To the extent permitted by law, the Company will indemnify and hold harmless the Holder and each officer, director and agent of the Holder and each person who controls the Holder within the meaning of the Securities Act and the Securities Exchange Act of 1934 (the "Exchange Act"), against any losses, claims, expenses, damages or liabilities (including reasonable attorneys' fees), joint or several, to which the Holder or controlling person become subject under the Securities Act, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any prospectus contained therein which is utilized, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Holder and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, expense, damage, liability or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, expense, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information relating to the Holder furnished in writing to the Company by the Holder or such controlling person.

            (b) To the extent permitted by law, the Holder will indemnify and hold harmless the Company and each officer, director and agent of the Company and each person who controls the Company or underwriter within the meaning of the Securities Act and the Exchange Act, each officer of the Company who signs the Registration Statement and each director of the Company, against all losses, claims, expenses, damages or liabilities (including reasonable attorneys' fees), joint or several, to which the Company or such officer or director or controlling person become subject under the Securities Act, but only insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact made in reliance on and in conformity with information relating to the Holder furnished in writing to the Company expressly for use in the Registration Statement. The Holder's liability shall in no event exceed the gross proceeds received by the Holder in connection with the sale of the Warrant and the Warrant Shares.

            (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof; provided, however, that any failure to give such notice will not waive any rights of the indemnified party except to the extent the rights of the indemnified party are materially prejudiced. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 7.3 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that (i) if the indemnifying party has failed to assume the defense and employ counsel or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it that are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

            (d) If the indemnification provided for in this Section 7.3 is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, expenses, damages or liabilities or actions in respect thereof, then each indemnifying party shall in lieu of indemnifying such indemnified party contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, expenses, damages, liabilities or actions in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and the Holder, on the other, in connection with the statements or omissions which resulted in such losses, claims, expenses, damages, liabilities or actions as well as any other relevant equitable considerations, including the failure to give any required notice. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or any affiliate thereof, on the one hand, or the Holder or any affiliate thereof, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or present such statement or omission. The Company and the Holder agree that it would not be just and equitable if contribution pursuant to this Section 7.3(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7.3(d). The amount paid or payable by an indemnified party as a result of the losses, claims, expenses, damages, liabilities or actions in respect thereof referred to above in this Section 7.3(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holder's liability shall in no event exceed the gross proceeds received by the Holder in connection with the sale of the Warrant Shares.

                                  ARTICLE VIII

                                  OTHER MATTERS

      SECTION 8.1 (a) This Warrant and any Warrant Shares may not be sold, transferred, pledged, hypothecated or otherwise disposed of except as follows:
(i) to a person who, in the opinion of counsel to the Company, is a person to whom this Warrant or the Warrant Shares may legally be transferred without registration and without the delivery of a current prospectus under the Securities Act with respect thereto, and then only against receipt of an agreement of such person to comply with the provisions of this Section 8.1(a) with respect to any resale or other disposition of such securities; or (ii) to any person upon delivery of a prospectus then meeting the requirements of the Securities Act relating to such securities and the offering thereof for such sale or disposition, and thereafter to all successive assignees.

            (b) Unless the Warrant Shares have been registered under the Securities Act, upon exercise of any of the Warrant and the issuance of any of the Warrant Shares, all certificates representing Warrant Shares shall bear on the face thereof substantially the following legend:

            The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, nor the securities laws of any state, and may not be sold, offered for sale, assigned, transferred or otherwise disposed of, unless registered pursuant to the provisions of that Act and any applicable state securities laws or unless an opinion of counsel to the issuer is obtained stating that such disposition is in compliance with an available exemption from such registration requirements.

      SECTION 8.2 All the covenants and provisions of this Warrant by or for the benefit of the Company will bind and inure to the benefit of its successors and assigns.

      SECTION 8.3 All notices and other communications under this Warrant must be in writing. Any notice or communication to the Company will be effective upon the earlier of actual receipt or the third business day after mailing by first class mail (which shall be certified or registered, return receipt requested), postage prepaid, addressed (until another address is designated by the Company) as follows:

                        Cragar Industries, Inc.
                        4636 North 43rd Avenue
                        Phoenix, Arizona 85031
                        Attention: __________________
                                   __________________

      Any notice or demand authorized by this Warrant to be given or made by the Company to the Holder must be given in accordance with Section 4.3.

      SECTION 8.4 The validity, interpretation and performance of this Warrant will be governed by the laws of the State of Arizona. This Warrant shall be subject to the exclusive jurisdiction of the courts of the State of Arizona. The parties agree that any breach of any term or condition of this Warrant shall be deemed to be a breach occurring in the State of Arizona by virtue of a failure to perform an act required to be performed in the State of Arizona and irrevocably and expressly agree to submit to the jurisdiction of the courts of the State of Arizona for the purpose of resolving any disputes among the parties relating to this Warrant or the transactions contemplated hereby. The parties irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Warrant, or any judgment entered by any court in respect hereof brought in the State of Arizona, and further irrevocably waive any claim that any suit, action or proceeding brought in the State of Arizona has been brought in an inconvenient forum.

      SECTION 8.5 Nothing in this Warrant will give any person, corporation or other entity other than the Company and the Holder(s) any right or claim under this Warrant, and all agreements in this Warrant will be for the sole benefit of the Company, the Holder(s) and their respective successors.

      SECTION 8.6 The Article headings in this Warrant are for convenience only, are not part of this Warrant and will not affect the interpretation of its terms.

      IN WITNESS WHEREOF, this Warrant has been duly executed by the Company as of the _____ day of __________________, 199__.


                                    CRAGAR INDUSTRIES, INC.



                                    By:_____________________________________
                                          Name:
                                          Title:

                                  PURCHASE FORM


                      To Be Executed By The Warrant Holder

                  To Exercise The Warrant In Whole Or In Part:

To:   Cragar Industries, Inc.


      The undersigned (___________________________)
                        Please insert Social Security or other
                        identifying number of Holder

hereby irrevocably elects to exercise the right of purchase represented by the within Warrant for, and to purchase thereunder, ___________________ shares of Common Stock of Cragar Industries, Inc. in the amount of $__________. The undersigned requests that certificates for those shares of Common Stock be issued as follows:

            Name:___________________________________

            Address:________________________________

            Deliver to:_____________________________

            Address:________________________________

and that, if the number of shares of Common Stock is not all the shares of Common Stock purchasable by exercise of the Warrant, that a new Warrant for the balance of the shares of Common Stock purchasable under the within Warrant be registered in the name of, and delivered to, the undersigned at the address stated below:

            Address:________________________________

            Date:___________________________________


                                    Signature:__________________________________

                               FORM OF ASSIGNMENT
                    (To Be Executed Only Upon An Assignment)


      FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto ______________________________ the right to purchase ________ shares of
Common Stock of Cragar Industries, Inc. evidenced by the within Warrant.



                                    Signature___________________________________


Signature Guaranteed:


______________________________